UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

KILROY REALTY CORPORATION
KILROY REALTY, L.P.
(Exact name of registrant as specified in its charter)

Maryland (Kilroy Realty Corporation) Delaware (Kilroy Realty, L.P.)	001-12675 (Kilroy Realty Corporation) 000-54005 (Kilroy Realty, L.P.)	95-4598246 (Kilroy Realty Corporation) 95-4612685 (Kilroy Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12200 W. Olympic Boulevard, Suite 200, Los Angeles, California		90064
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:
(310) 481-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

/s

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    Compensatory Arrangements of Certain Officers.
Kilroy Realty Corporation (the “Company”) and Kilroy Realty, L.P. (the “Operating Partnership”) are parties to an employment agreement, dated January 1, 2007, with Tyler H. Rose, the Executive Vice President, Chief Financial Officer and Secretary of the Company and the Operating Partnership (the “Current Rose Employment Agreement”), and to an employment agreement, dated July 20, 2007, with Justin W. Smart, the Executive Vice President, Development and Construction Services of the Company and the Operating Partnership (the “Current Smart Employment Agreement”). The Current Rose Employment Agreement and the Current Smart Employment Agreement would expire by their existing terms on December 31, 2016. The Executive Compensation Committee of the Company’s Board of Directors (the “Committee”) approved, and on February 3, 2016 the Company and the Operating Partnership entered into, amended employment agreements with Mr. Rose (the “Amended Rose Employment Agreement”) and Mr. Smart (the “Amended Smart Employment Agreement”). The Amended Rose Employment Agreement and Amended Smart Employment Agreement continue Mr. Rose’s and Mr. Smart’s employment on terms substantially similar to those of the Current Rose Employment Agreement and the Current Smart Employment Agreement, respectively, with new terms scheduled to continue through March 1, 2019 and with the updating changes noted below.
Mr. Rose’s and Mr. Smart’s base salary levels under the Amended Rose Employment Agreement and the Amended Smart Employment Agreement, respectively, have been updated to reflect their annual base salary levels otherwise currently in effect ($500,000 for each of them). The Amended Rose Employment Agreement also reflects a target annual cash bonus for Mr. Rose of 100% of his base salary for the corresponding year and an annual equity award grant with a target grant date value of 100% of his annual base salary. The Amended Smart Employment Agreement also reflects a target annual cash bonus for Mr. Smart of 100% of his base salary for the corresponding year and an annual equity award grant with a target grant date value of 100% of his annual base salary. The Committee may increase these incentive levels from time to time, and actual payment or grant date values may vary based on performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2016	Kilroy Realty Corporation

	By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President, Chief Accounting Officer and Controller

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2016	Kilroy Realty, L.P.

	By:	Kilroy Realty Corporation,
Its general partner

	By:	/s/ Heidi R. Roth
Heidi R. Roth
Executive Vice President, Chief Accounting Officer and Controller